THIS INSTRUMENT PREPARED BY:

MICHAEL L. DALE, ESQ.
Attorney-at-Law
2616 SE Willoughby Blvd.
Stuart, Florida 34994
(772) 286-2323

MORTGAGE

    THIS MORTGAGE is made this 28th day of April, 2010, between the Mortgagor, FLORIDA GAMING CORPORATION, a Delaware Corporation, (hereinafter referred to as the "Mortgagor") with an address of P. O. Box 3500 NW 37th Avenue, Miami, FL 33142, and the Mortgagee, H2C, INC., a Delaware Corporation, its successors or assigns (hereinafter referred to as the "Mortgagee"), with an address in care of Robert L. Hurd of 7 Partridge Run, Warren, NJ 07059.

    WHEREAS, Mortgagor is indebted to Mortgagee in the principal sum of TWO HUNDRED FIFTY THOUSAND XX/100 ($250,000.00) DOLLARS plus interest, which indebtedness is evidenced by Mortgagor's Promissory Note to Mortgagee for such amount of an even date herewith, (hereinafter referred to as the "Note") which Note provides for annual installments of interest only, with the balance of the indebtedness due and payable on or before the 31st day of December, 2011.

    IN CONSIDERATION OF AND TO SECURE the Mortgage and the repayment of the indebtedness evidenced by the Note, with interest thereon, the payment of all other sums due, with interest, advanced in accordance herewith to protect the security of this Mortgage, and the performance of the covenants and agreements of Mortgagor herein contained, Mortgagor does hereby mortgage, grant and convey to Mortgagee the following described property located in the County of St. Lucie, State of Florida (hereafter referred to as the "Property"):

SEE EXHIBIT "A" ATTACHED HERETO AND MADE A PART HEREOF

Parcel Identification Number: 2313-323-0000-000-9

Together with all singular the tenements, hereditaments and appurtenances thereunto belonging or in any way appertaining, and all the estate, title, interest, property, claim and demand whatsoever of, in and to the same and of, in and to every part and parcel thereof; and together with all agricultural land horticultural and fruit crops, now planted and/or growing, and hereafter planted, grown or raised, on the above-described land, and also all buildings, structures, additions and improvements, now or at any time hereafter erected on the Property, together with and including all of the equipment, heating and air conditioning plant, lighting plant, and all plumbing equipment, toilets, basins, lighting fixtures, and other appliances and apparatus now or hereafter located in the building upon said land, and all other machinery, appliances and apparatus now or hereafter placed on said premises, either in renewal or replacement of fixtures, appliances and appurtenances originally installed on said premises; and all easements, rights-of-way, alleys, passages, sewer rights, water rights and powers, riparian and littoral rights, all estate, rights, titles, interest, privileges and liberties of any nature whatsoever, in any way belonging, reflecting or pertaining to the Property; and all furniture, furnishings, fixtures and articles of personal property now or at any time hereafter attached to or used in any way in connection with the use and occupation of the Property, and all leases and contracts for sale now and hereinafter entered into involving the Property and all right, title and interest of Mortgagor thereunder (including, without Limitation, cash or securities deposited thereunder to secure performance by the lessees or contract vendees of their obligations); and all other property or rights of Mortgagor of any kind or character related to the Property and all proceeds and products of any of the foregoing, whether now or hereafter existing or acquired.

TO HAVE AND TO HOLD, all and singular the said Property hereby conveyed, mortgaged, pledged, assigned or granted by the Mortgagor, or intended so to be, unto the Mortgagee, in fee simple. And the Mortgagor covenants with the Mortgagee that the Mortgagor has full power and lawful right to convey said mortgaged Property as aforesaid; that it shall be lawful for the Mortgagee at all times peaceably and quietly to enter upon, hold occupancy and enjoy said mortgaged Property; and that Mortgagor hereby fully warrants and covenants to defend the title to the property against all claims and demands of all persons whosoever.

PROVIDED, ALWAYS, that if the Mortgagor shall fully pay unto the Mortgagee the indebtedness of the Note, a copy of which is attached hereto as Exhibit "A", and any renewals or extensions thereof and shall perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of said Note and of this Mortgage, then this Mortgage and the estate hereby created shall cease and be null and void, and this Mortgage shall be released.

    1. The Mortgagor hereby warrants, covenants and agrees:

        A. To pay or cause to be paid all and singular the principal and interest and other sums of money evidenced by the Note and secured by this Mortgage promptly on the days respectively the same severally became due.

        B. To pay all and singular the taxes, assessments, levies, liabilities, obligations and encumbrances of every nature, and kind on said described Property each and ever, when due a payable, according to law, before they became delinquent and before any interest attaches or penalty is incurred, and if the same be not promptly paid, the Mortgagee may at any time pay the same without waiving or affecting the option to foreclose or any other right hereunder; and every payment so made shall be due from the Mortgagor on demand and shall bear interest from the date of payment at the maximum rate of interest allowable by law, and all said costs, charges and expenses so incurred or paid, together with interest, shall be secured by the lien of this Mortgage. Mortgagor agrees to comply with any covenants, conditions, stipulations, easements, and reservations, or record which shall include, but not be limited to, the payment of all taxes, assessments and/or levies, regular or special, and if the same be not promptly paid, the Mortgagee may at any time pay same without waiving or affecting the option to foreclose or any right hereunder pay the same, and every payment so made shall be due from the Mortgagor on demand and shall bear interest from the date of payment at the maximum rate of interest allowable by law and shall be secured by the lien of this Mortgage.

        C. To pay all and singular the costs, charges and expenses, including attorney's fees and abstracting costs, reasonably incurred or paid at any time by the Mortgagee because of the failure on the part of the Mortgagor to perform, comply with and abide by each and every of the stipulations, agreements, conditions and covenants of said Note and this Mortgage, or either, and to pay such reasonable attorney's fees, costs and expenses as may be incurred by Mortgagee in connection with any proceeding or proposal for acquisition for public use by of all or any part of the Property encumbered by this Mortgage by condemnation or otherwise, and every such payment shall be due from the Mortgagor on demand and shall bear interest from the date of payment at the maximum rate of interest allowable by law, and all said costs, charges and expenses do incurred or paid, together with interest, shall be secured by the lien of this Mortgage.

        D. To keep the mortgaged Property and improvements now or hereafter on said land insured against loss by fire, windstorm and such other casualties as may be required by Mortgagee, in amounts and in a company or companies satisfactory to the Mortgagee, however in no event less than the highest insurable value and the policy or policies shall name the Mortgagee as co-insured. In the event any sum of money becomes payable under such policy of policies, the Mortgagee shall permit the Mortgagor to receive and use it or any part hereof for restorations, without thereby waiving or impairing any equity, lien or right under or by virtue of this deed, and the Mortgagee may place and pay for such insurance or any part thereof without waiving or affecting the option to foreclose, or any right hereunder, and each and every such payment shall be due from the Mortgagor on demand and shall bear interest from the date of payment at the maximum rate of interest allowable by law, and any expenses so incurred or paid, together with interest, shall be secured by the lien of this Mortgage. Said policy or policies shall provide that they may not be cancelled without providing thirty (30) days prior written notice of cancellation to Mortgagee.

        E. To keep and maintain the mortgaged Property at all times in good order and repair, including but not limited to the making of such repairs as Mortgagee may from time to time determine to be necessary for the preservation of the mortgaged Property. Mortgagor and shall not permit, commit or suffer no waste, impairment or deterioration of said Property or any part thereof. Mortgagee or its agent shall have the right to inspect the mortgaged Property and make reasonable entries upon and inspections of the Property. Mortgagee shall give Mortgagor reasonable notice at the time of or prior to an inspection specifying reasonable causes for the inspection. If Mortgagor fails to keep the mortgaged Property in good repair, or shall commit or permit waste then Mortgagee is authorized at any time, without notice, at its option, to enter upon and take possession of the mortgaged Property or any part thereof and make or pay for any such repairs and take such steps as deemed advisable to prevent or cure such waste and to protect the value of the Property and the Mortgagee's rights in the Property. Any amounts disbursed by the Mortgagee under this paragraph shall become additional debt of the Borrower secured by this instrument.

        F. To perform, comply with and abide by each and every of the stipulations, agreements, conditions, and covenants in said Note and in this Mortgage set forth.

        G. That in order to accelerate the maturity of the indebtedness hereby secured, because of the failure of the Mortgagor to pay any tax, assessment, liability, obligation or encumbrance upon said Property, as herein provided, it shall not be necessary nor requisite that the Mortgagee shall first pay the same.

    2. Any default by Mortgagor under the Note secured hereby shall, at the option of the holders of such Note be deemed a default under such Note and under this Mortgage. Any default by the Mortgagor on any superior or inferior Mortgages, liens or encumbrances on the property shall, at the option of the Mortgagee be deemed a default under the Note and this Mortgage.

    3. The lien hereof shall extend to and include the use, rents and profits of said mortgaged Property, however the Mortgagor shall have the right to remain in possession, enjoy the use, and receive the rents and profits thereof, without account to the Mortgagee therefore, so long as there shall be no default hereunder, provided that in the event of any such default hereunder the Mortgagee shall be entitled to the possession and use of said mortgage property, and to receive and apply the net rents and profits thereof, upon and toward the payment of the indebtedness hereby secured. Mortgagor agrees that it will duly perform and observe all of the terms and provisions on the landlord's part to be performed and observed under any and all leases of the Property and that it will refrain from any action or inaction which would result in the termination by the tenants thereunder of any such leases or in the diminution of the value thereof or of the rents, issues, profits and revenues thereunder. Nothing herein contained shall be deemed to obligate Mortgagee to perform or discharge any obligation, duty or liability of landlord under any lease of the Property, and Mortgagor shall and does hereby agree to indemnify and hold Mortgagee harmless from any and all liability, loss or damage which Mortgagee may or might incur under any lease of the Property or by reason of the Assignment; and any and all such liability, loss or damage incurred by Mortgagee, together with the costs and expenses, including reasonable attorneys' fees, incurred by Mortgagee in the defense of any claims or demands therefor (whether successful or not), shall be so much additional indebtedness hereby secured, and Mortgagor shall reimburse Mortgagee therefor on demand, together with interest at the highest legal rate permitted under applicable law, until paid.

    Mortgagor shall not lease or sublease any portion of the Property without the prior written consent of Mortgagee, nor will Mortgagor permit or enter into any sublease, assignment, modification, amendment or termination of any prior approved lease or sublease without the prior written consent of Mortgagee.

    4. Mortgagor shall pay to Mortgagee, at Mortgagee's option, together with and in addition to the monthly payments of principal and interest provided for in the Note, one-twelfth (1/12) of the estimated annual real estate taxes (including other charges against the Property by governmental or quasi-governmental bodies but excluding special assessments which are to be paid as the same become due and payable) and one-twelfth (1/12) of the annual premiums on insurance required herein to be held by Mortgagee and used to pay said taxes and insurance premiums when same shall fall due; provided that upon the occurrence of a default Mortgagee may apply such funds as Mortgagee shall deem appropriate. If at the time that payments are to be made, the funds set aside for payment of either taxes or insurance premiums are insufficient, Mortgagor shall upon demand pay such additional sums as Mortgagee shall determine to be necessary to cover the required payment. Mortgagee need not segregate such funds. No interest shall be payable to Mortgagor upon any such payments.

    5. The lien of this Mortgage secures and shall continue to secure payment of the indebtedness or indebtednesses to Mortgagee, however evidenced, whether by said Note or any renewal or extension thereof or substitute therefore, or otherwise, until all such indebtednesses have been fully paid.

    6. If any action, or proceeding, shall be commenced by any person other than the holders of this Mortgage (except an action to foreclose this Mortgage, or to collect the debt secured thereby) to which action, or proceeding, the holders of this Mortgage is made a party, or in which it shall become necessary to defend, or uphold, the lien of this Mortgage, all sums paid by the holders of this Mortgage for the expenses of any litigation to prosecute, or defend the rights and liens created by this Mortgage (including reasonable attorney's fees), shall be paid by Mortgagor on demand, together with interest thereon, at the maximum rate of interest allowable by law, and any such sum together with the interest thereon, shall be secured by the lien of this Mortgage.

    7. All remedies provided in the Mortgage are distinct and cumulative to any other right or remedy under this Mortgage or afforded by law or equity, and may be exercised concurrently, independently or successively.

    8. In the event Mortgagor directly or indirectly sells, conveys, transfers, disposes of, or further encumbers all or any part of the Property or any interest therein, or in the event any ownership interest in Mortgagor is directly or indirectly transferred or encumbered, or in the event Mortgagor or any owner of Mortgagor agrees so to do (which shall be deemed to include any stock transfer, any transfer of a general partnership interest or ownership in a limited liability company or any transfer of any beneficial interest in the Mortgagor involving a majority of such interest), in any case without the written consent of Mortgagee being first obtained (which consent Mortgagee may withhold in its sole and absolute discretion), then, at the sole option of Mortgagee, a default shall be deemed to exist hereunder and Mortgagee may declare all the sums secured by this Mortgage to be immediately due and payable. Without limiting the generality of the foregoing, a merger, consolidation, reorganization, entity conversion or other restructuring or transfer by operation of law, whereunder the Mortgagor or, in the case of an ownership interest, the holder of an ownership interest in Mortgagor, is not the surviving entity as such entity exists on the date hereof, shall be deemed to be a transfer of the Property or of an ownership interest in Mortgagor. Consent as to any one transaction shall not be deemed to be a waiver of the right to require consent to future or successive transactions. No sale or other conveyance of the Property hereby mortgaged, no forbearance on the part of the Mortgagee and no extension of the time for the payment of the debt hereby secured given by the Mortgagee shall operate to release, discharge, modify, change or affect the original liability of the Mortgagor herein, either in whole or in part, and shall not be a waiver of Mortgagee's right to accelerate the aggregate sum secured by the Mortgage.

    Notwithstanding the foregoing, and provided no default has occurred, transfers of ownership interests in Mortgagor may be made for estate planning purposes by present holders thereof (as comprised on the date hereof) to family members (for purposes hereof being limited to a spouse, children and grandchildren), or to entities controlled by such family members or trusts for their benefit, and any such transfers shall not be subject to any transfer fees. Mortgagee shall be notified in advance of all such transfers.

    In all events, Mortgagor shall pay, or reimburse Mortgagee for, all costs and expenses associated with any proposed transfer of the Property or interests in Mortgagor, whether or not consummated.

    9. In the event any person, partnership, corporation or other entity owning an interest in the Property is adjudicated as bankrupt, or insolvent, or shall make an assignment for the benefit of creditors, or shall take, or receive, the benefit of any act for reorganization, or if a receiver should be appointed for such owner, Mortgagee may, at their option, declare the principal balance of the Note hereby secured and then outstanding to be due and payable immediately; and upon such declaration, the said principal so declared to be due and payable, together with the interest accrued thereon and together with any other sums secured hereby shall become due and payable immediately, anything in this Mortgage or in said Note to the contrary notwithstanding. In the event a petition under United States Bankruptcy Code is filed by or against the Mortgagor and\or the Property which is not dismissed within 60 days, the Mortgagor hereby consents to and shall stipulate to any action by the Mortgagee to obtain relief from any automatic stay and/or injunction in effect so that Mortgagee can proceed with a foreclosure action in a Florida court with respect to the Property.

    10. In any action to foreclose this Mortgage, or upon the actual or threatened waste to any part of the Premises, Mortgagee shall have the right to apply without notice for the appointment of a receiver of the Premises and the rents and profits thereof, and Mortgagee shall be entitled to the appointment of such a receiver as a matter of right, without consideration of the value of the Premises as security for the amounts due Mortgagee or the solvency of any person liable for the payment of such amounts. To the extent permitted by law, Mortgagor hereby waives any right to object to the appointment of a receiver and expressly consents that such appointment shall be made as an admitted equity and as a matter of absolute right to Mortgagee.

    11. Any waiver of any payment under the Note or this Mortgage or forbearance in exercising any other right or remedy hereunder, or otherwise afforded by applicable law, at any time, shall not any other time, be taken to be a waiver of the terms of the Note or this Mortgage or be a waiver of or preclude the payments upon said indebtedness shall not constitute a waiver of the option of the Mortgagee to accelerate the indebtedness as provided for herein.

    12. The whole of the principal sum secured hereunder and interest accrued thereon shall become due without notice, the Mortgagee may declare the entire principal amount of the Note then unpaid and the interest accrued thereon to be due and payable immediately, and upon such declaration such principal and interest shall forthwith become and be due and payable, together with any prepayment fees that may be due and payable in full as fully and completely as if the said aggregate sum of said indebtedness was originally stipulated to be paid in full on such date, anything in the Note and this Mortgage to the contrary notwithstanding, upon the happening of any one of the following events of default:

        A. Failure by Mortgagor to pay any installment of principal, interest or any other payment required to be made under the note and this Mortgage, which default continued for a period of fifteen (15) days from the date same is due;

        B. Failure by Mortgagor to duly keep, perform and observe any other terms, conditions or covenants of the Note, this Mortgage, or any other instrument securing the Note or any other instrument securing collateral to the Note or executed in connection with this loan transaction.

        C. If Mortgagor or any endorser or guarantor of the Note shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking similar relief.

        D. If a default shall have occurred with respect to any other mortgage encumbering the mortgaged property, or if foreclosure or other proceedings to enforce a lien should be instituted with respect to any lien of any kind upon the mortgaged property.

        E. If Mortgagor admits in writing its inability to pay its debts, generally they become due.

        F. If Mortgagor makes assignment for the benefit of its creditors or

        G. If Mortgagor consents to the appointment of a receiver of itself or to hold or any substantial part of its property.

        H. If any individual guarantor of the mortgage note dies or

        J. If any individual guarantor of any of the obligations secured by this mortgage, shall die unless within sixty (60) days thereafter, substitute guarantor satisfactory to mortgagee shall become liable to mortgagee by executing guaranty agreement

    13. Mortgagor agrees to provide Mortgagee with evidence of payment of real estate taxes prior to the time same become delinquent.

    14. Mortgagor agrees to provide Mortgagee with evidence of payment of insurance premiums as same become due.

    15. Mortgagor to the best of their knowledge expressly represents to Mortgagee that the Premises has not in the past been used, is not presently being used, and will not in the future be used for the handling, storage, transportation or disposal of hazardous or toxic materials. Mortgagor agrees to indemnify, defend and hold Mortgagee harmless from and against any loss to Mortgagee (including without limitation any attorney's fees incurred at all trial and appellate levels) incurred by Mortgagee as a result of such past, present or intended future use, handling, storage, transportation or disposal of hazardous or toxic materials on the Premises then it shall be deemed a default of Mortgagor's obligations hereunder, all indebtedness to Mortgagee secured by this Mortgage shall thereupon or thereafter, at the option of Mortgagee, become immediately due and payable as fully stipulated to be paid on such day anything in the Note or herein to the contrary notwithstanding.

    16. Should the Mortgagor fail to make payment of any taxes, assessments or public charges before they become delinquent, or before any interest or penalty shall attach, or of any insurance premiums or other charges payable by the Mortgagor, or should the Mortgagor fail to make payment of any principal or interest secured by any mortgage or lien prior to the lien of this Mortgage before the same become delinquent, then the Mortgagee may make payments of the same, and also may redeem said premises from tax sale without any obligation to inquire into the validity of such taxes, assessments and tax sales (the receipts of the proper officers being conclusive evidence of the validity and amount thereof). In case of such payments by the Mortgagee, the Mortgagor agrees to reimburse the Mortgagee on demand, and the amounts so paid, with interest thereon at the maximum rate per annum  allowable by law shall be added to and become part of the debt secured by these presents without waiver of any right arising from breach of any of the covenants, and for such payments, with interest as aforesaid, the premises hereinbefore described, as well as the Mortgagor, shall be bound to the same extent that they are bound for the payment of the Note herein described.

    17. Should the Mortgagee at any time request in writing that the Mortgagor confirms the amount of the indebtedness for principal and interest secured by this Mortgage and the validity of the lien hereof, the Mortgagor covenants and agrees to give such written request, or within said period of time to advise the Mortgagee in writing of any dispute as to the amount of the indebtedness secured thereby or the validity of the Mortgage, or the lien thereof.

    18. Without affecting the liability of the Mortgagor or any other person (except any person expressly released in writing) for payment of any indebtedness secured hereby of for performance of any obligation contained herein, and without affecting the rights of the Mortgagee with respect to any security not expressly released in writing, the Mortgagee may, at any time and from time to time, either before or after the maturity of said Note and without notice and consent:

        A. Release any person liable for payment of all or any part of the indebtedness or for performance of any obligation.

        B. Make any agreement extending the time or otherwise, altering the terms of payment of all or part of the indebtedness or modifying or waiving any obligation or subordinating, modifying or otherwise dealing with the loan or charge hereof.

        C. Exercise or refrain from exercise or waive any right the Mortgagee may have.

        D. Accept additional security of any kind.

        E. Release or otherwise deal with any property, real or personal, securing the indebtedness, including all or any part of the property mortgaged hereby.

    19. It is agreed that if any of the property herein mortgaged is of a nature so that a security interest can be perfected under the Uniform Commercial Code, this instrument shall constitute a security agreement and Mortgagor agrees to join with Mortgagee in the execution of any financing statements and to execute any other instruments that may be required for the perfection or renewal of such security interest under the Uniform Commercial Code. A satisfaction of mortgage, when recorded, shall constitute a satisfaction of any financing statement filed in connection with this instrument, or renewal thereof.

    20. That in the event that the Note is placed in the hands of an attorney for collection, or in case the Mortgagee shall become a party either as plaintiff or as defendant in any suit or legal proceeding in relation to the Property described or the lien created herein, or for the recovery or protection of said indebtedness, the Mortgagor will repay on demand all costs and expenses arising therefrom, including reasonable attorney's fees, with interest thereon at the maximum rate allowable by law until paid, all of which sums, if unpaid, shall be added to and become a part of the debt secured by these presents.

    21. It is agreed that this Mortgage shall secure any future advances made by the Mortgagee to the Mortgagor (at Mortgagee's sole discretion) at any time within twenty (20) years from the date hereof and before full payment of this Mortgage and the Note, make further advances to Mortgagor, and any such further advances, with interest, shall be secured by this Mortgage and shall be evidenced by an additional Note then unpaid, and the total amount of indebtedness that may be secured by this Mortgage may increase or decrease from time to time, but the total unpaid balance so secured shall not exceed twice the original principal amount of the Loan, together with interest thereon and any and all disbursements made by Mortgagee for the payment of taxes, levies, or insurance on the Property with interest on such disbursements at the rate specified herein, and for reasonable attorney's fees and court costs incurred in the collection of any or all of such sums or monies.

    22. This Mortgage and the Note secured hereby shall be construed according to the laws of the State of Florida. The venue of any litigation arising out of this Mortgage, including appellate proceedings, shall be St. Lucie County, Florida.

    23. The terms "Mortgagor" and "Mortgagee" whenever used in this instrument shall include the heirs, personal representatives, successors and permitted assigns of the respective parties hereto.
Whenever used the singular number shall include the plural and the plural the singular, and the use of any gender shall include all genders.

    24. If Mortgagor is a corporation, partnership or other business entity, then Mortgagor hereby represents and warrants, in order to induce Mortgagee to make the Loan, that: (a) Mortgagor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its creation and the State of Florida; (b) Mortgagor has all requisite power and authority (corporate or otherwise) to conduct its business, to own its properties, to execute and deliver the Note and this Mortgage and all other loan documents, and to perform its obligations under the same; (c) the execution, delivery and performance of the Note, this Mortgage and all other loan documents have been duly authorized by all necessary actions (corporate or otherwise) and do not require the consent or approval of Mortgagor's stockholders (if a corporation) or of any other person or entity whose consent has not been obtained; and (d) the execution, delivery and performance of the Note, this Mortgage and all other loan documents do not and shall not conflict with any provision of Mortgagor's by-laws or articles of incorporation (if a corporation), partnership agreement (if a partnership) or trust agreement or other document pursuant to which Mortgagor was created and exists.

    25. In addition to the terms of this Mortgage, Mortgagor agrees to be bound by the terms, covenants and conditions contained in the Note and any Mortgage Rider Addendums attached thereto and made a part hereof which rider or addendum, if any, is incorporated herein as if set forth at length.

    26. AS A MATERIAL FACTOR IN INDUCING MORTGAGEE TO MAKE THE LOAN EVIDENCED BY THE MORTGAGE NOTE AND IN ASSUMING THE OBLIGATIONS CONTAINED IN THE MORTGAGE, THE PROMISSORY NOTE, THE SECURITY DOCUMENTS AND OTHER LOAN INSTRUMENTS, MORTGAGOR AND ANY GUARANTOR, FOR THEMSELVES AND ANY OF THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, AGREE THAT ANY LITIGATION ARISING OUT OF THIS MORTGAGE OR INSTITUTED BY ANY PARTY IN INTEREST TO ENFORCE ANY OF THE TERMS OF THIS MORTGAGE, THE PROMISSORY NOTE, THE SECURITY DOCUMENTS OR ANY OF THE OTHER LOAN INSTRUMENTS, SHALL BE TRIED WITHOUT JURY, AND NO JURY TRIAL SHALL BE SOUGHT OR MAINTAINED BY MORTGAGOR, GUARANTOR, OR THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM, OR ANY OTHER LITIGATION PROCEDURE BASED UPON, OR ARISING OUT OF, THE LOAN EVIDENCE BY THE PROMISSORY NOTE, THIS MORTGAGE, THE SECURITY DOCUMENTS AND LOAN DOCUMENTS, ANY COLLATERAL OR THE DEALINGS OR THE RELATIONSHIP AMONG MORTGAGEE, MORTGAGOR AND GUARANTOR, IF ANY.

IN WITNESS WHEREOF, the parties have set their hands and seals the day and year first abve written.

Signed, Sealed and Delivered in the Presence of:	FLORIDA GAMING CORPORATION, A
Delaware Corporation

WITNESS
By: ______________________________________________________
W. BENNETT COLLETT, SR. Chief
WITNESS	Executive Officer

STATE OF
COUNTY OF

NOTARY PUBLIC:

Sign _ ____________________________________________________

Print ______________________________________________________

State of _______________________ at Large (Seal)

My commission espires:

I HEREBY CERTIFY that on this day, before me, an officer dully authorized in the State and County aforesaid to take acknowledgments, personally appeared W. BENNETT COLLETT, SR., Chief  Executive Officer of Florida Gaming Corporation, a Delaware corporation on behalf of said corporation, to me personally known to be the person described herein or has produced _________________ _____________________________________ as identification and who executed the foregoing instrument and acknowledged before me that he executed the same for the purposes therein expressed.

WITNESSED my hand and official seal in the County and State last aforesaid this _____ day of April, 2010.
_____________________________

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